UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 4, 2009 deltathree, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28063	13-4006766
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

419 Lafayette Street
New York, NY  10003
 (Address of Principal Executive Offices) (Zip Code)

(212) 500-4850
(Registrant’s telephone number, including area code)

________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2009, the board of directors of deltathree, Inc. (the “Company”) determined that it will increase the size of the board from five to seven members and fill the three vacancies remaining on the board by appointing David Stevanovski, Gregory Provenzano and J. Lyle Patrick as directors.  The appointments of such new directors will be effective 10 days following the transmitting of an Information Statement on Schedule 14F-1 to the stockholders of the Company containing certain information relating to such directors.

Mr. Stevanovski is being appointed to serve on the board in accordance with the terms of the Securities Purchase Agreement (the “Purchase Agreement”), dated as of February 10, 2009, between the Company and D4 Holdings, LLC, a Delaware limited liability company (“D4 Holdings”), pursuant to which D4 Holdings acquired from the Company 39,000,000 shares of Class A Common Stock, representing approximately 54.3% of the total number of issued and outstanding shares of Class A Common Stock, and a warrant to purchase an additional 30,000,000 shares of Class A Common Stock.

David Stevanovski has served in a number of positions at ACN, Inc., a direct seller of telecommunications services, and currently serves as Chief Operating Officer of ACN North America. David Stevanovski is the brother of Robert Stevanovski, who was appointed as Chairman of the Board on February 12, 2009 in connection with the closing of the transactions contemplated by the Purchase Agreement.

Mr. Provenzano is one of the co-founders of ACN, Inc. and has served as President of ACN since its founding in 1993.

In addition, the board appointed Mr. Patrick to serve as the Chairman of the Company’s audit committee at the effective time of his appointment to the board.  Mr. Patrick has served as chief financial officer of a number of telecommunications companies, including, most recently, US LEC, a competitive telecommunications company, and MetroPCS, a wireless communications provider.

Each of David Stevanovski and Gregory Provenzano is a principal of D4 Holdings.  As a result of their relationship with D4 Holdings, each of these individuals may be deemed to have a direct or indirect interest in the transactions contemplated by the Purchase Agreement.

Under the Company’s Amended and Restated 2006 Non-Employee Director Stock Plan, non-employee directors, which would include each of Messrs. Stevanovski, Provenzano and Patrick, are entitled to receive an automatic grant of 10,000 shares of restricted stock upon their appointment to the board. In addition, any director appointed to serve as (i) chairman of a board committee (other than the audit committee) is entitled to receive a grant of 8,000 shares of restricted stock upon such appointment and (ii) a member of the audit committee is entitled to receive a grant of 8,000 shares of restricted stock (provided that any director appointed to serve as chairman of the audit committee is entitled to receive an additional grant of 4,000 shares of restricted stock).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTATHREE, INC.

By:       /s/ Peter Friedman
Name:  Peter Friedman
Title:    General Counsel and Secretary

Dated: March 10, 2009